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                                                                      EXHIBIT 23



                               CONSENT OF KPMG LLP


The Board of Directors
VASCO Data Security International, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-62829 on Form S-8 and No. 333-46256 on Form S-3) of our report relating to the consolidated balance sheets of VASCO Data Security International, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2002, and related consolidated financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of VASCO Data Security International, Inc.

Our report refers to a change in the method of accounting for goodwill in 2002.


                                                /s/ KPMG LLP

Chicago, Illinois
March 28, 2003